Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Company’s Registration Statement on Form S-8 (Registration Numbers 333-11669, 333-42403 and 333-130077) and on Form S-3 (Registration Numbers 333-08391 and 333-08216), of our report dated March 29, 2007, on our audit of the financial statements of CPI Aerostructures, Inc. as of and for the years ended December 31, 2006, 2005 and 2004, appearing in the 2006 Annual Report on Form 10-K.

/s/ J.H. Cohn LLP
Jericho, New York
March 30, 2007